Exhibit 99.1

 Linens 'n Things Reports Fourth Quarter and Full Year 2004 Results;
          Fourth Quarter Comparable Net Sales Increase 2.7%;
            Fourth Quarter EPS Exceeds Consensus Estimate

    CLIFTON, N.J.--(BUSINESS WIRE)--Feb. 2, 2005--Linens 'n Things, Inc. (NYSE: LIN), one of the leading national large format retailers of home textiles, housewares and home accessories, today announced net sales increased 11.1% to $875.7 million for the fourth quarter ended January 1, 2005, up from $788.3 million for the same period last year. Comparable net sales for the fourth quarter of 2004 increased 2.7%.
    Net income for the fourth quarter ended January 1, 2005 was $45.0 million or $0.99 per share on a fully diluted basis. Results include the implementation of EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16), which impacted the Company's fourth quarter 2004 results by $2.0 million, net of tax, or $0.04 per fully diluted share. For the same period last year, which was not impacted by EITF 02-16, the Company had net income of $46.1 million or $1.02 per fully diluted share. EITF 02-16 had no impact on the Company's cash flows.
    Norman Axelrod, Chairman and Chief Executive Officer, commented, "Overall, we were pleased with our fourth quarter results. Our fourth quarter performance was the result of our coordinated efforts across our organization. From an operational perspective, we continue to make improvements to our in-stocks and the flow of inventory to our stores. From a merchandise perspective, we added more freshness in our assortment through expanded categories and intensified our key item focus. Additionally, we had a strong guest response to our gift-giving and holiday assortments. Looking ahead to fiscal 2005, we are committed to driving continuous improvement and building on the initiatives that support our long-term growth."
    Net sales increased 11.1% to $2,661.5 million for the fifty-two week period ended January 1, 2005, up from $2,395.3 million for the same period last year. Comparable net sales for the fifty-two week period ended January 1, 2005 increased 1.8%.
    Net income for the fifty-two week period ended January 1, 2005 was $63.1 million or $1.38 per share on a fully diluted basis. Results include the implementation of EITF 02-16, which impacted the Company's results by $13.3 million, net of tax, or $0.29 per fully diluted share for the fifty-two week period ended January 1, 2005. For the same period last year, which was not impacted by EITF 02-16, the Company had net earnings of $74.8 million or $1.67 per fully diluted share.
    During the fourth quarter, the Company opened 13 new stores, as compared with opening five stores during the same period last year. Year to date, the Company opened fifty-four stores and closed two stores increasing its total square footage to 16.7 million, as compared with opening fifty-eight stores and closing nine stores during the same period last year. The Company currently expects to open approximately 50 new stores in the U.S. and Canada in fiscal 2005, further expanding its presence as a leading retailer of home furnishings.

    2005 Business Outlook

    This outlook is based on current expectations and includes "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Company can give no assurances that such expectations will prove correct and assumes no obligation to update such forward-looking information based on actual results during the period or changes in assumptions or estimates or other changes in the period.

    The current estimates for the full year of 2005 are as follows:

    Sales are targeted to grow by approximately 8% to 10% with square footage increasing between approximately 7% to 9%. Diluted earnings per share, excluding the impact of the expensing of stock options, are currently targeted to be in the range of $1.80 to $1.86. These plans assume comparable net sales to be in the low single digits. Capital expenditures are expected to be approximately $95 million.
    The Company will be required to begin expensing stock options as compensation cost in the second half of the year. Currently, the Company discloses the effect on net income and earnings per share related to the expensing of options as a note to its financial statements. The Company will provide an estimated impact of this change in accounting treatment on earnings per share guidance later in the year.
    For the first quarter of 2005, sales are targeted to grow between 6% and 9% and comparable net sales are targeted to be flat to slightly negative. Diluted earnings per share are currently targeted to be in the range of $0.06 to $0.09.
    Linens 'n Things, with 2004 sales of $2.7 billion, is one of the leading, national large format retailers of home textiles, housewares and home accessories. As of January 1, 2005 the Company was operating 492 stores in 45 states and five provinces across the United States and Canada. More information about Linens 'n Things can be found online at www.lnt.com.

    This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The statements are made a number of times and may be identified by such forward-looking terminology as "expect," "believe," "may," "intend," "plan," "target," "outlook," "comfortable with" and similar terms or variations of such terms. All of our information and statements regarding our outlook for the future including future revenues, comparable sales performance, earnings and other future financial condition, impact, results and performance, constitutes forward-looking statements. All our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company and involve certain significant risks and uncertainties, including levels of sales, store traffic, the results and success of our holiday selling season, acceptance of product offerings and fashions and our ability to anticipate and successfully respond to changing consumer tastes and preferences, our ability to anticipate and control our operating and selling expenses, the success of our new business concepts, seasonal concepts and new brands, the performance of our new stores, substantial competitive pressures from other home furnishings retailers, the success of the Canadian expansion, availability of suitable future store locations, schedule of store expansion and of planned closings, the impact of the bankruptcies and consolidations in our industry, unusual weather patterns, the impact on consumer spending as a result of the slower consumer economy, a highly promotional retail environment, any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates as well as other significant accounting estimates made in the preparation of our financial statements and our ability to successfully implement our strategic initiatives.
    If these or other risks or uncertainties materialize, or if our estimates or underlying assumptions prove inaccurate, actual results could differ materially from any future results, express or implied by our forward-looking statements. These and other important risk factors are included in the "Risk Factors" section of the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on June 18, 2002 and are contained in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are urged to consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, even if such results or changes make it clear that any projected results will not be realized.
    Our outlook and other forward-looking statements are as of the date of this release only.


                LINENS 'N THINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                                           Thirteen Weeks Ended
                                     ---------------------------------
                                     January 1,  EITF 02-16 January 3,
                                        2005       Impact *   2004
                                    As reported*
                                     ----------- ----------- ---------

Net sales                               $875,724        $--  $788,313

Cost of sales, including buying and
 warehousing costs                       527,590      1,845   471,950
                                     ------------ ---------- ---------

Gross profit                             348,134     (1,845)  316,363

Selling, general and administrative
 expenses                                275,254     (5,002)  241,552
                                     ------------ ---------- ---------

Operating profit                          72,880      3,157    74,811

Interest expense, net                         59         --       276
                                     ------------ ---------- ---------

Income before provision for income
 taxes                                    72,821      3,157    74,535

Provision for income taxes                27,818      1,206    28,472
                                     ------------ ---------- ---------

Net income                               $45,003     $1,951   $46,063
                                     ============ ========== =========

Per share of common stock:

Basic
-----
Net income per share                       $1.00      $0.04     $1.03
Weighted average shares outstanding       45,179     45,179    44,520

Fully Diluted
-------------
Net income per share                       $0.99      $0.04     $1.02
Weighted average shares outstanding       45,523     45,523    45,336

* The "As Reported" amounts include the impact of EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16). The Company commenced implementation of EITF 02-16 during the first quarter of fiscal 2004. As previously announced, EITF 02-16 is effective for vendor contracts initiated or modified in fiscal 2004 or thereafter. Following the initial implementation impact, subsequent fiscal years will reflect vendor allowances on a consistent basis other than for any net changes in such vendor allowances. The EITF 02-16 pre-tax adjustment of $3.2 million represents those allowances reflected as a reduction of the cost of inventory, which historically would have been treated as a reduction of cost of sales or selling, general and administrative expenses ("SG&A"). Beginning in fiscal 2004, due to the Company's changes to its vendor agreements and the requirements of EITF 02-16, the Company no longer records advertising allowances as a reduction to SG&A. The Company has allocated the EITF 02-16 pre-tax adjustment to SG&A based on the previous year ratio of vendor advertising allowances recorded within SG&A to sales. The remaining portion of the total EITF 02-16 pre-tax adjustment was allocated to cost of sales. The Company provides this information in order to allow investors to have better insight into the Company's comparative period-to-period operating performance, and it is intended to supplement, not replace, GAAP presentation.

                LINENS 'N THINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)

                                          Fifty-Two Weeks Ended
                                   -----------------------------------
                                    January 1,  EITF 02-16  January 3,
                                       2005      Impact *     2004
                                   As reported*
                                   ------------ ---------- -----------

Net sales                            $2,661,469       $--  $2,395,272

Cost of sales, including buying and
 warehousing costs                    1,592,377     5,927   1,430,422
                                   ------------ ---------- -----------

Gross profit                          1,069,092    (5,927)    964,850

Selling, general and administrative
 expenses                               966,660   (27,395)    842,897
                                   ------------ ---------- -----------

Operating profit                        102,432    21,468     121,953

Interest expense, net                       261        --         876
                                   ------------ ---------- -----------

Income before provision for income
 taxes                                  102,171    21,468     121,077

Provision for income taxes               39,029     8,201      46,252
                                   ------------ ---------- -----------

Net income                              $63,142   $13,267     $74,825
                                   ============ ========== ===========

Per share of common stock:

Basic:
------
Net income per share                      $1.40     $0.29       $1.69
Weighted average shares outstanding      45,079    45,079      44,247

Fully Diluted
-------------
Net income per share                      $1.38     $0.29       $1.67
Weighted average shares outstanding      45,828    45,828      44,869

* The "As Reported" amounts include the impact of EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16). The Company commenced implementation of EITF 02-16 during the first quarter of fiscal 2004. As previously announced, EITF 02-16 is effective for vendor contracts initiated or modified in fiscal 2004 or thereafter. Following the initial implementation impact, subsequent fiscal years will reflect vendor allowances on a consistent basis other than for any net changes in such vendor allowances. The EITF 02-16 pre-tax adjustment of $21.5 million represents those allowances reflected as a reduction of the cost of inventory, which historically would have been treated as a reduction of cost of sales or selling, general and administrative expenses ("SG&A"). Beginning in fiscal 2004, due to the Company's changes to its vendor agreements and the requirements of EITF 02-16, the Company no longer records advertising allowances as a reduction to SG&A. The Company has allocated the EITF 02-16 pre-tax adjustment to SG&A based on the previous year ratio of vendor advertising allowances recorded within SG&A to sales. The remaining portion of the total EITF 02-16 pre-tax adjustment was allocated to cost of sales. The Company provides this information in order to allow investors to have better insight into the Company's comparative period-to-period operating performance, and it is intended to supplement, not replace, GAAP presentation.

                LINENS 'N THINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                            (in thousands)

                                             January 1,    January 3,
                                                2005          2004
                                            -----------  -------------
Assets
Current assets:
     Cash and cash equivalents                $204,009      $136,129
     Inventories                               717,130       701,928
     Accounts Receivable                        25,766        29,531
     Prepaid expenses and other                 39,680        33,982
     Current deferred taxes                        685         1,295
                                            -----------  -------------
       Total current assets                    987,270       902,865

Property and equipment, net                    402,991       377,244
Other non-current assets, net                   33,066        28,909
                                            -----------  -------------

       Total assets                         $1,423,327    $1,309,018
                                            ===========  =============

Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable                         $245,635      $250,142
     Accrued expenses and other current
      liabilities                              210,857       174,002
     Current deferred taxes                      2,983        15,759
                                            -----------  -------------
       Total current liabilities               459,475       439,903

Other long-term liabilities                    127,670       107,396
                                            -----------  -------------

       Total liabilities                       587,145       547,299

Shareholders' equity                           836,182       761,719
                                            -----------  -------------

       Total liabilities and
        shareholders' equity                $1,423,327    $1,309,018
                                            ===========  =============


                LINENS 'N THINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                               Fifty-Two Weeks Ended
                                               -----------------------
                                                January 1,  January 3,
                                                  2005        2004
                                               -----------  ----------

Cash Flows From Operating Activities

Net income                                       $63,142     $74,825

Depreciation and amortization                     61,442      54,404

Change in working capital                         21,834     (10,427)

                                               -----------  ----------
  Net cash provided by operating activities      146,418     118,802
                                               -----------  ----------

Cash Flows From Investing Activities

Additions to property and equipment              (87,995)    (81,494)
                                               -----------  ----------

Cash Flows From Financing Activities


Proceeds from common stock issued under
 stock incentive plans                             8,649      13,624

Decrease in short-term borrowings                     --      (2,119)

(Purchase) Issuance of treasury stock                (56)        158
                                               -----------  ----------
  Net cash provided by financing activities        8,593      11,663
                                               -----------  ----------

Effect of exchange rate changes on cash and
 cash equivalents                                    864         553

Net increase in cash and cash equivalents         67,880      49,524

Cash and cash equivalents at beginning of
 period                                          136,129      86,605
                                               -----------  ----------

Cash and cash equivalents at end of period      $204,009    $136,129
                                               ===========  ==========


    CONTACT: Linens 'n Things, Inc.
             William T. Giles, 973-815-2929
             or
             website: www.lnt.com